As filed with the Securities and Exchange Commission on November 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VNET Group, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Guanjie Building Southeast 1st Floor 10# Jiuxianqiao East Road Chaoyang District Beijing, 100016 The People’s Republic of China Telephone: +86 10 8456-2121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2020 Share Incentive Plan, as amended

(Full titles of the plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone: +1 212 947 7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Qiyu Wang	James C. Lin, Esq.
Chief Financial Officer
VNET Group, Inc. Guanjie Building Southeast 1st Floor 10# Jiuxianqiao East Road Chaoyang District, Beijing, 100016 People’s Republic of China Telephone: +86 10 8456-2121 Facsimile: +86 10 8456-4234	Davis Polk & Wardwell LLP c/o 10th Floor The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533 3300

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering additional shares of Class A ordinary shares of VNET Group, Inc. (the “Registrant”) under the 2020 Share Incentive Plan, as amended (the “2020 Plan”). The Registrant filed a Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) on December 22, 2020 (File No. 333-251568) (the “Prior Registration Statement”) relating to the 2020 Plan. This registration statement relates to securities of the same class as those registered under the Prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the 2020 Plan. Pursuant to such instruction, the contents of the Prior Registration Statement are hereby incorporated by reference in and made part of this registration statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the Commission on April 26, 2024; and

(b)	The description of the Registrant’s Class A ordinary shares and ADSs incorporated by reference to Exhibit 2.5 from the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the Commission on April 26, 2024, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits.

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 from the amendment No.1 to annual report on Form 20-F for the year ended December 31, 2022 filed with the Commission on February 1, 2024).

4.2	Registrant’s Specimen Certificate for Class A ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-173292), as amended initially filed with the Commission on April 4, 2011).

4.3	Deposit Agreement among the Registrant, Citibank, N.A., as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-177273), as amended, initially filed with the Commission on October 13, 2011).

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered.

10.1	2020 Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the current report on Form 6-K furnished to the Commission on May 29, 2020).

10.2	Amendment to 2020 Share Incentive Plan (incorporated by reference to Exhibit 99.1 from our Form 6-K (File No. 001-35126), initially furnished with the Commission on January 23, 2024).

23.1*	Consent of Ernst & Young Hua Ming LLP, an independent registered public accounting firm

23.2*	Consent of KPMG Huazhen LLP, an independent registered public accounting firm

23.3*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on November 14, 2024.

VNET Group, Inc.

By:	/s/ Sheng Chen
Name:	Sheng Chen
Title:	Co-Chairperson of the Board of Directors, Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sheng Chen and Qiyu Wang, and each of them, as his true and lawful attorney-in-fact and agent with the full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on Novembre 14, 2024 .

Signature	Title

/s/ Sheng Chen	Co-Chairperson of the Board of Directors Interim Chief Executive Officer
Sheng Chen	(Principal Executive Officer)

/s/ Jianbiao Zhu	Co-Chairperson of the Board of Directors, Executive Director
Jianbiao Zhu

/s/ Yoshihisa Ueno	Independent Director
Yoshihisa Ueno

/s/ Kenneth Chung-Hou Tai	Independent Director
Kenneth Chung-Hou Tai

/s/ Sean Shao	Independent Director
Sean Shao

/s/ David Lifeng Chen	Independent Director
David Lifeng Chen

/s/ Qiyu Wang	Chief Financial Officer
Qiyu Wang	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of VNET Group, Inc., has signed this registration statement or amendment thereto in New York on November 14, 2024.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President – Product Management